LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS Know all by these presents, that the undersigned hereby makes, cons tutes and appoints each of TARA L. SMITH and HALEY PARK, signing singly and each ac ng individually, as the undersigned's true and lawful a orney in fact with full power and authority as hereina er described to: (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securi es and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sec on 16(a) (“Sec on 16”) of the Securi es Exchange Act of 1934 (the “Exchange Act") or any rule or regula on of the SEC; (2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of WARNER BROS. DISCOVERY, INC., (the "Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Sec on 16 of the Exchange Act and the rules thereunder, and Form 144 ("Form 144") pursuant to Rule 144 under the Securi es Act of 1933 ("Rule 144") and the rules thereunder; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and mely deliver and file such form with the SEC and any stock exchange or similar authority; (4) seek or obtain, as the undersigned's representa ve and on the undersigned's behalf, informa on regarding transac ons in the Company's securi es from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such informa on to such a orney in fact and approves and ra fies any such release of informa on; and (5) take any other ac on of any type whatsoever in connec on with the foregoing which, in the opinion of such a orney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such a orney in fact on behalf of the undersigned pursuant to this Power of A orney shall be in such form and shall contain such terms and condi ons as such a orney in fact may approve in such a orney in fact's discre on. The undersigned hereby grants to each such a orney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of subs tu on or revoca on, hereby ra fying and confirming all that such a orney in fact, or such a orney in fact's subs tute or subs tutes, shall lawfully do or cause to be done by virtue of this power of a orney and the rights and powers herein granted. The undersigned acknowledges that the foregoing a orneys in fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company

- 2 - assuming nor relieving, any of the undersigned's responsibili es to comply with Sec on 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing a orneys in fact assume (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obliga on or liability of the undersigned for profit disgorgement under Sec on 16(b) of the Exchange Act. This Power of A orney shall remain in full force and effect un l the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transac ons in securi es issued by the Company, unless earlier revoked by the undersigned in a signed wri ng delivered to the foregoing a orneys in fact. IN WITNESS WHEREOF, the undersigned has caused this Power of A orney to be executed as of this 29th day of January, 2025. /s/Joseph Levin Joseph Levin